Exhibit 10.62
AMENDMENT NO. 3 TO
PROMISSORY NOTE
     THIS AMENDMENT NO. 3 TO PROMISSORY NOTE (this “Amendment”) is made as of March 30, 2011 to that certain Promissory Note, dated as of December 31, 2007 and amended as of December 19, 2008, and amended on April 2, 2010 in the original principal amount of $2,000,000 (the “Note”), made in favor of Immersive Media Corp., a corporation organized under the laws of Alberta province in Canada now also recognized as EmberClear Corp (“Lender”), by T3 Motion, Inc., a Delaware corporation (“Borrower”). All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Note.
RECITALS
     WHEREAS, Borrower and Lender desire to amend the terms and conditions of the Note, in order that, among other things, the maturity date will be extended by one month.
     WHEREAS, Borrower and Lender agree that Borrower has already repaid $1,000,000 of the Note principal and that the outstanding principal amount under the Note is $1,000,000.
AMENDMENT
     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. Maturity Date Extension and Interest. The maturity date of the Note shall be amended from March 31, 2011 to April 30, 2011. A partial payment of accrued interest totaling $50,000 shall be paid immediately. All accrued interest through April 30, 2011 shall be paid on May 1, 2011.
     2. Interest Rate Adjustment. As consideration for extending the maturity date of the Note, Lender shall pay a new and increased interest rate on unpaid principal and interest of 19% per annum compounded annually starting April 1, 2011.
     3. Existing Terms. Except as provided herein, the Note shall remain in full force and effect.
     4. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Promissory Note to be effective as of the date first above written.

Borrower:

T3 MOTION, INC.

By:	/s/ Ki Nam Ki Nam, Chief Executive Officer	4/8/11

Acknowledged and agreed by Lender:
IMMERSIVE MEDIA CORP.

By:	/s/ David Anderson Name: David Anderson
Chief Financial Officer